                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report:    October 17, 2001
                          ----------------

       United Community Financial Corp.
       ------------------------------------------------------------------------
       (Exact name of registrant as specified in its charter)

       Ohio                              0-24399               34-1856319
       ------------------------------------------------------------------------
       (State or other jurisdiction     (Commission         (IRS Employer of
                 incorporation)         File Number)     Identification Number)


       275 Federal Plaza West
       Youngstown, Ohio                                        44503-1203
       ------------------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (330) 742-0500
                                                          ---------------------


                            Not Applicable
      --------------------------------------------------------------
      (Former name or former address, if changes since last report.)

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE


                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                        (330) 742-0500, Ext. 592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                         EARNINGS FOR THIRD QUARTER 2001


ITEM 5: OTHER EVENTS


YOUNGSTOWN, Ohio (October 17, 2001) - United Community Financial Corp. (Nasdaq:
UCFC) today announced its financial results for the third quarter of 2001. United Community is the holding company of The Home Savings and Loan Co. and Butler Wick Corp.

For the three month period ended September 30, 2001, United Community reported net income of $4.0 million, or $0.12 per diluted share, compared to net income of $3.1 million, or $0.09 per diluted share, for the same three month period in 2000. United Community's net interest income for the three months ended September 30, 2001 increased $4.3 million over the same period in 2000, which was offset by a $1.8 million increase in noninterest expense, a $478,000 decrease in noninterest income and a $315,000 increase in provision for loan losses. The increase in net interest income is a result of a large increase in interest income on loans due to increased loan volume in 2001 and the acquisition of Industrial Bancorp's (Industrial) loan portfolio. This increase was partially offset by an increase in interest expense on deposits, which was primarily due to the acquisition of Industrial's deposits. The reduction in noninterest income was primarily due to a decrease in commissions and a loss on trading securities, which were partially offset by an increase in service fees and other charges.

"United Community has had a very positive quarter showing growth in earnings," said Douglas M. McKay, chairman and chief executive officer of United Community. "The acquisition of Industrial Bancorp was immediately accretive to earnings and added 12 additional branches to Home Savings. In addition to the acquisition, Home Savings has continued growth of the loan portfolio and deposit base. These achievements are helping United Community succeed in its strategic initiatives of growth, profitability and capital management."

Net income for the nine months ended September 30, 2001 was $10.1 million, or $0.31 per diluted share, compared to $9.2 million, or $0.27 per diluted share, for the nine months ended September 30,

2000. Net interest income increased $5.2 million primarily as a result of an increase in loan interest income of $19.6 million, partially offset by an increase of $9.2 million in interest expense on deposits, and decreases of $6.1 million in interest income on securities and $1.1 million in interest on margin accounts.

Noninterest income for the nine months declined by $1.7 million due to declines of $3.5 million in commission income at Butler Wick and $1.0 million in trading securities losses. The lower commission income is attributable to the overall volatility of the stock market, which has led to fewer transactions throughout the brokerage industry. These declines were partially offset by increases of $1.9 million in service fees and other charges, and higher gains on the sale of mortgage-related and investment securities and loans.

Noninterest expense increased by $469,000 due largely to a $1.1 million increase in equipment and data processing, offset by a $3.0 million decline in salaries and employee benefits and a decrease of $1.3 million in franchise taxes. The decline in salaries and employee benefits is primarily due to the decline in commission income, and lower expenses related to the Butler Wick retention plan. The increase in noninterest expense was also affected by a $2.9 million gain on postretirement curtailment and a $1.0 million loss on pension termination, both of which were recognized in 2000. United Community's annualized return on average assets and annualized return on average equity were 0.86% and 5.19%, respectively, for the nine months ended September 30, 2001. The annualized return on average assets and annualized return on average equity were 0.98% and 4.71%, respectively, for the nine months ended September 30, 2000.

Total shareholders' equity decreased $2.9 million, or 1.1%, to $259.0 million at September 30, 2001 from $261.9 million at December 31, 2000. The decrease was primarily due to the quarterly dividend payments and treasury stock purchases, offset by earnings for the year and an increase in other comprehensive income. Book value as of September 30, 2001 was $7.99 per share.

Total assets increased $603.0 million, or 46.4%, from December 31, 2000 to September 30, 2001, primarily as a result of the acquisition of Industrial's assets. Cash and cash equivalents increased $29.8 million, loans and loans held for sale increased $502.7 million and $121.0 million, respectively. Increases in deposits of $442.6 million and other borrowed funds of $161.3 million and a reduction of $78.1 million in securities funded these increases.

Net loans increased $502.7 million, or 57.3%, from December 31, 2000 to September 30, 2001, of which $380.1 million are attributable to the purchase of Industrial. Home Savings had increases of $598.1 million in gross mortgage loans, $101.2 million in gross construction loans and $56.0 million in gross consumer loans, which were offset by a $94.6 million decline in commercial loans. During the third quarter there was a reclassification of $123.6 million in commercial loans, of which $105.2 million and $18.4 million were reclassified to mortgage loans and construction loans, respectively. Home Savings has become active in the secondary loan market during 2001. Net loans held for sale increased by $121.0 million. Home Savings is anticipating selling a majority of these loans during the fourth quarter of 2001.

"The continued loan growth experienced by Home Savings is the result of our focus to diversify our loan portfolio," McKay said. "We continue to see many opportunities, particularly in consumer and commercial lending, where we are offering a variety of new products to our customers."

Deposits increased $442.6 million, or 49.2%, from December 31, 2000 to September 30, 2001, of which $313.6 million is attributable to the acquisition of Industrial. Increases in Home Savings' deposits are primarily due to a $61.0 million increase in certificates of deposit and $39.2 million increase in checking accounts, largely as a result of Home Savings offering competitive interest rates and products. Other borrowed funds increased $161.3 million due primarily to $87.0 million borrowed from the Federal Home Loan Bank to fund the acquisition of Industrial Bancorp on July 1, 2001. Other borrowed funds were used primarily to fund loan growth.

Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 29 full service banking offices, including the former Industrial offices, located throughout Northeastern and Northcentral Ohio and 4 loan production offices in the Cleveland, Canton, Stow and Mentor areas. Butler Wick has 12 office locations providing full service retail brokerage, capital markets and trust services throughout Northern Ohio and Western Pennsylvania. Additional information on United Community, Home Savings and Butler Wick may be found on United Community's web site: www.ucfconline.com.

                                       ###

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements regarding continued implementation of United Community's strategic plan and anticipated earnings for the year are forward-looking in nature. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, among other factors, the acceptance of new products in the marketplace and the success of finding additional opportunities for product and geographic expansion. For a more complete list of risk factors, read United Community's Form 10-K filed with the Securities and Exchange Commission.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           UNITED COMMUNITY FINANCIAL CORP.

                           By:  /s/  Patrick A. Kelly
                                -----------------------------------
                                Patrick A. Kelly
                                Chief Financial Officer



Dated: October 17, 2001

                              UNITED COMMUNITY FINANCIAL CORP.

                                                                                      As of             As of
                                                                                September 30, 2001  December 31, 2000
                                                                                ------------------  -----------------
                                                                               (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:


ASSETS
     Cash and cash equivalents                                                      $    75,740      $    45,972
     Mortgage-related securities                                                        165,598          199,415
     Marketable securities                                                               60,942          105,254
     Federal Home Loan Bank stock                                                        18,503           13,793
     Loans held for sale                                                                120,981                -
     Education loans available for sale                                                   6,030            3,850
     Loans                                                                            1,383,491          879,356
     Allowance for loan losses                                                          (10,127)          (6,553)
     Real estate owned                                                                      410              359
     Goodwill                                                                            19,650                -
     Core deposit intangible                                                              7,068                -
     Other assets                                                                        54,933           58,753
                                                                                    -----------      -----------
             Total assets                                                           $ 1,903,219      $ 1,300,199
                                                                                    ===========      ===========

LIABILITIES
     Deposits                                                                       $ 1,342,997      $   900,413
     Other borrowed funds                                                               275,572          114,317
     Other liabilities                                                                   25,649           23,570
                                                                                    -----------      -----------
             Total liabilities                                                        1,644,218        1,038,300

SHAREHOLDERS' EQUITY
         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at September 30, 2001                                                            -                -
         Common stock-no par value; 499,000,000 shares authorized; 37,754,086
             and 37,800,497 issued, respectively                                        136,859          136,967
         Retained earnings                                                              157,748          155,026
         Other comprehensive income (loss)                                                1,683              (98)
         Unearned compensation                                                          (23,832)         (26,674)
         Treasury stock, at cost; 1,958,500 and 483,500 shares, respectively            (13,457)          (3,322)
                                                                                    -----------      -----------
             Total shareholders' equity                                                 259,001          261,899
                                                                                    -----------      -----------
             Total liabilities and shareholders' equity                             $ 1,903,219      $ 1,300,199
                                                                                    ===========      ===========

     Book value per share                                                           $      7.99      $      7.77

                                                                Three Months Ended   Three Months Ended   Three Months Ended
                                                                   September 30,          June 30,           September 30,
                                                                       2001                 2001                2000
                                                                     --------             --------            --------
                                                                            (In thousands, except per share data)
SELECTED EARNINGS DATA (UNAUDITED):


     Interest income                                                 $ 32,872             $ 24,645            $ 23,236
     Interest expense                                                  16,819               12,244              11,443
                                                                     --------             --------            --------
     Net interest income                                               16,053               12,401              11,793

     Provision for loan losses                                            465                  250                 150
     Noninterest income:
         Commissions                                                    3,019                3,421               3,910
         Service fees and other charges                                 2,156                1,848               1,404
         Underwriting and investment banking                              127                  321                 113
         Net gains (losses)
             Loans sold                                                   258                    -                   -
             Securities                                                  (655)                 264                   1
             Other                                                         46                   69                   8
         Other income                                                     285                  195                 278
                                                                     --------             --------            --------
             Total noninterest income                                   5,236                6,118               5,714

     Noninterest expense
         Salaries and employee benefits                                 8,097                8,534               9,483
         Gain from curtailment of postretirement benefits                   -                    -              (2,928)
         Loss from settlement of pension                                    -                    -               1,008
         Occupancy                                                        702                  621                 552
         Equipment and data processing                                  1,930                1,775               1,477
         Other noninterest expense                                      3,789                2,622               3,148
                                                                     --------             --------            --------
             Total noninterest expense                                 14,518               13,552              12,740

     Income before taxes                                                6,306                4,717               4,617
     Income taxes                                                       2,341                1,779               1,528
                                                                     --------             --------            --------
     Net income                                                      $  3,965             $  2,938            $  3,089
                                                                     ========             ========            ========


     Basic earnings per share                                        $   0.12             $   0.09            $   0.09
     Diluted earnings per share                                      $   0.12             $   0.09            $   0.09
     Dividends paid per share                                        $  0.075             $  0.075            $  0.075

                                              Nine Months Ended    Nine Months Ended
                                                September 30,        September 30,
                                                     2001                2000
                                                   --------            --------
                                               (In thousands, except per share data)
SELECTED EARNINGS DATA:


Interest income                                    $ 81,555             $ 67,535
Interest expense                                     40,744               31,897
                                                   --------             --------
Net interest income                                  40,811               35,638

Provision for loan losses                             1,045                  150
Noninterest income:
    Commissions                                      10,031               13,532
    Service fees and other charges                    5,923                4,017
    Underwriting and investment banking                 511                  327
    Net gains (losses)
       Loans sold                                       339                    -
       Securities                                      (465)                 224
       Other                                             52                    5
    Other income                                        753                  694
                                                   --------             --------
       Total noninterest income                      17,144               18,799

Noninterest expense
    Salaries and employee benefits                   24,496               27,554
    Gain on postretirement curtailment                    -               (2,928)
    Loss on pension termination                           -                1,008
    Occupancy                                         1,896                1,540
    Equipment and data processing                     5,324                4,222
    Other noninterest expense                         9,134                8,985
                                                   --------             --------
       Total noninterest expense                     40,850               40,381

Income before taxes                                  16,060               13,906
Income taxes                                          5,954                4,745
                                                   --------             --------
Net income                                         $ 10,106             $  9,161
                                                   ========             ========


Basic earnings per share                           $   0.31             $   0.27
Diluted earnings per share                         $   0.31             $   0.27
Dividends paid per share                           $  0.225             $  0.225

                                                                         Three Months Ended  Three Months Ended  Three Months Ended
                                                                            September 30,         June 30,           March 31,
                                                                                2001                2001                2001
                                                                         ------------------  ------------------  -------------------
                                                                                           (Dollars in thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL CONDITION DATA (UNAUDITED):


     Net loans held for investment (including allowance for loan losses        $ 1,456,973        $   980,455        $   890,813
         of $10,197 $7,063 and $6,865, respectively)
     Net loans held for sale                                                         9,204              4,540              4,914
     Mortgage-related securities                                                   174,578            191,580            197,933
     Marketable securities                                                          64,282             73,667             96,088
     Margin accounts                                                                25,568             26,902             32,874
     Other interest-earning assets                                                  68,144             51,287             45,586
     Total interest-earning assets                                               1,798,749          1,328,431          1,268,208
     Total assets                                                                1,880,134          1,373,514          1,308,752
     Certificates of deposit                                                       821,786            579,160            553,389
     Interest bearing checking, demand and savings accounts                        430,089            328,173            330,020
     Noninterest bearing deposits                                                   29,670             23,414             14,889
     Other interest bearing liabilities                                            276,963            135,841            104,430
     Total interest bearing liabilities                                          1,558,508          1,066,588          1,002,728
     Total noninterest bearing liabilities                                          62,920             48,787             43,902
     Total liabilities                                                           1,621,428          1,115,375          1,046,648
     Shareholders' equity                                                          258,706            258,139            262,104
     Common shares outstanding for basic EPS calculation                        31,920,741         31,824,605         32,671,313
     Common shares outstanding for diluted EPS calculation                      32,196,557         32,048,424         32,814,872


SUPPLEMENTAL LOAN DATA:

     Loans originated                                                          $   175,659        $   225,778        $   113,590
     Loans purchased                                                                 1,227                450                900
     Loans sold                                                                     13,044              4,984              1,305
     Loan chargeoffs                                                                   132                 45                 32
     Recoveries on loans                                                                 5                  5                 14

                                                                         Three Months Ended  Three Months Ended   Three Months Ended
                                                                            September 30,          June 30,           March 31,
                                                                                2001                2001                2001
                                                                         ------------------  ------------------  -------------------
SUPPLEMENTAL DATA:

     Nonaccrual loans                                                          $    12,979        $     6,313        $     5,578
     Restructured loans                                                                185                204                206
     Other real estate owned                                                           410                349                349
     Total nonperforming assets                                                     13,574              6,865              6,133
     Loans serviced for others                                                       6,741              4,653              4,780
     Number of full time equivalent employees                                          716                605                591
     Mortgage-related securities available for sale                                 79,496             88,443             97,741
     Mortgage-related securities held to maturity                                   86,102             93,712            100,651
     Marketable securities trading                                                   6,126              6,763              5,968
     Marketable securities available for sale                                       54,232             49,883             79,415
     Marketable securities held to maturity                                            584                985                881
     Federal home loan bank stock                                                   18,503             14,293             14,039
     Fair value of held to maturity securities                                      89,238             96,791            103,639


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                               $   160,917        $   182,426        $   178,896
     Tangible capital ratio                                                           8.90              12.89              14.05
     Regulatory core capital                                                       160,917            182,426            178,896
     Core capital ratio                                                               8.90              12.89              14.05
     Regulatory total capital                                                      169,805            188,311            185,330
     Total risk adjusted assets                                                  1,212,252            877,490            785,202
     Total risk adjusted ratio                                                       14.01              21.46              23.60